BANK OF SCOTLAND
CORPORATE BANKING

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Term Sheet

This termsheet confirms the availability of facilities subject to and conditional upon the execution by the parties of loan documentration reflecting the terms and conditions outlined herein and otherwise acceptable to Bank of Scotland, (and Bank of Scotland reserves the right to incorporate such other terms and conditions into the loan documentation as it may consider appropriate) of which Bank of Scotland shall have no obligation to extend the facilities indicated.

These terms are provided solely for the benefit of Royal Invest Europe B.V.  Bank of Scotland will not accept responsibility to another party to whom these terms may be shown or who may acquire a copy of these terms.

Royal Invest Europe B.V.

1. Borrower	Royal Invest Europe B.V. ('RIE') plus any subsequent company in which RIE invests / acquires, subject to the new company fully acceding to the terms of the Facility Agreement.
2. Investment purpose	Funding to assist with the acquisition of a mixed property investment portfolio. Bank of Scotland will have a right of veto over all properties to be included within the portfolio
3. Properties
To be identified, however, including the targeted portfolio with properties in :
        ❑  Woerden; Edisonweg 9 A-E
        ❑  Vianen; Mijlweg 7
        ❑  Utrecht; Keulsekade 215 & 216
        ❑  Lelystag; De Schans 1802
        ❑  Alkmaar; De Berenkoog 53
        ❑  Hilversum; Franciscusweg 10
        ❑  Badhoevendorp; Sloterweg 22
        ❑  Assen; Schepersmaat 4
        ❑  Hoofddorp; Kruisweg
        ❑  Hengelo; Willemstraat 47-49
        ❑  Beverwijk; Parallelweg 29
        ❑  Alkmaar, Schinkelwaard 20
        ❑  Amsterdam; Zuidermolenweg 7
        ❑  Wormerveer; Productieweg 119
        ❑  Roermond; Productieweg 1
        ❑  Vianen; Stuartweg 2
        ❑  Amsterdam; Nieuw-Zeelandweg 10
        ❑  Amersfoort; Nijverheidsweg Noord 72
        ❑  Emmen; Dalipassage 24, 30 end 34
        ❑  Leeuwarden; Emmakade 59

4. Financing structure	The borrower can choose between a facility governed by the lower of 85% LTV/LTC or 82.5% LTV/ LTC.
5. Facility amount	€ 100,000,000 First drawdown anticipated to be € 50,400,000
6. Maturity	6 years from initial drawdown
7. Mode of payment	Interest periods of 1, 3 or 6 months
8. Hedging	A minimum of 65% to be hedged.
9. Amortisation	1.25% in year 1 1.5% in year 2 and 3 2.0% in year 4, 5 and 6
10. Margins (bps)	125 bps based on LTV/LTC of 82.5% OR 132 bps based on LTV/LTC of 85.0%
11. Fees Arrangement fee Renewal fee Redrawing fee Repayment fee

❑  50bps on signing facility documentation

❑  25bps on element of facility undrawn, payable at the end of the interest period

❑  35bps on any amount redrawn

❑  100bps if refinanced with another lender within 36 months.

13. Securities
❑  Legal Charge / First ranking mortgage over each property acquired
❑  Pledge over rent account
❑  Assignment of lease receivables
❑  Cross collateral between properties and Borrower
q  2-year €1m cash-deposit rental guarantee from Harry Muermans for the Property in Assen
q  6-year personal guarantee from Harry Muermans and Frans Feijdherbe for the rental income of  €818,300 per year from Carrara Projectontwikkeling B.V. in Hilversun

14. Covenants
❑  Loan to Value; depends on financing structure either 82.5 or 85.0%
❑  Interest Cover Ratio: 130%
❑  Debt Service Coverage Ratio: 105%
❑  Following the sale of an individual property 110% of the orginal amount financed will be repaid.  For the avoidance of doubt, in the event that all the properties in the portfolio are sold, only the amount required to fully repay the outstanding indebtedness will be requested upon the sale of the final property.  Amounts repaids may be redrawn.

15. Conditions precedent
❑  Satisfaction with Know Your Customer requirements of  the borrower and main shareholders
❑  Satisfaction with full independent valuation report over each property conducted by an international recognised company.
❑  Satisfaction with Technical, Legal and Environmental due diligence over each property
❑  All due diligence and valuation reports will be addressed to BoS
❑  All third party professional/advisory fees and costs will be paid by the borrower
❑  BoS right of veto over properties to be included within the portfolio
q  Satisfaction with Wealth Statement from 2006 of Harry Muermans and Frans Feijdherbe
❑  An abort fee of 10bps (ie € 100,000) is payable if the borrower chooses an alternative funder after BoS credit approval has been granted.

Amsterdam, 23 November 2007

If these Terms and Conditions are acceptable, please sign and return the enclosed copy of this letter.

I hereby accept, agree and confirm the above Terms and Conditions

Name:

/S/ D.Havenaar
……………………………

For and on behalf of the Borrower:

            November 23rd 2007
Dated:…............……….....…………..